Exhibit 1.2

T2 BIOSYSTEMS, INC.

EQUITY DISTRIBUTION AGREEMENT

March 31, 2021

Canaccord Genuity LLC

99 High Street, Suite 1200

Boston, Massachusetts 02110

Ladies and Gentlemen:

T2 Biosystems, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Canaccord Genuity LLC (“Canaccord”), as of the date first written above, as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it will issue and sell through Canaccord, acting as sales agent, shares of common stock, $0.001 par value per share (the “Common Shares”), of the Company (the “Shares”); provided, however, that in no event shall the Company issue or sell through the Agents such number or dollar amount of Placement Shares that would (a) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”).The Shares will be sold on the terms set forth herein at such times and in such amounts as the Company and Canaccord shall agree from time to time. The issuance and sale of the Placement Shares (as defined below) through Canaccord will be effected pursuant to the Registration Statement (as defined in Section 6(a)) filed by the Company and declared effective by the United States Securities and Exchange Commission (the “Commission”).

2. Placements.

(a)

Placement Notice. Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify Canaccord by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares (“Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made (a “Placement Notice”), a form of which shall be mutually agreed upon by the Company and Canaccord. The Placement Notice shall originate from any of the individuals (each an “Authorized Representative”) from the Company set forth on Schedule 1 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Canaccord set forth on Schedule 1 attached hereto, as such Schedule 1 may be amended from time to time. The Placement Notice shall be effective upon confirmation by Canaccord unless and until (i) Canaccord declines to accept the terms contained therein for any reason, in its sole discretion, in accordance with the notice requirements set forth in Section 4, (ii) the entire amount of the Placement Shares have been sold, (iii) the Company suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 4, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 12.

(i)

Placement Fee. The amount of compensation to be paid by the Company to Canaccord with respect to each Placement (in addition to any expense reimbursement pursuant to Section 7(h)(ii)) shall be equal to 3.0% of gross proceeds from each Placement.

(ii)

No Obligation. It is expressly acknowledged and agreed that neither the Company nor Canaccord will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Canaccord, and then only upon the terms specified therein and herein. It is also expressly acknowledged that Canaccord will be under no obligation to purchase Shares on a principal basis. Unless otherwise provided herein, in the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice control.

3. Sale of Placement Shares by Canaccord. Subject to the terms and conditions of this Agreement, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Canaccord will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges that Canaccord will conduct the sale of Placement Shares in compliance with applicable law, rules and regulations including, without limitation, Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The Nasdaq Global Market and that such compliance may include a delay in commencement of sales efforts after receipt of a Placement Notice. Canaccord will provide written confirmation to the Company, as provided in Section 13, no later than the opening of the Trading Day (as defined below) next following the Trading Day on which they have made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Canaccord with respect to such sales, and the Net Proceeds (as defined below) payable to the Company. Notwithstanding anything to the contrary in this Agreement, Canaccord agrees that, without the prior written consent of the Company, Canaccord shall not sell any Placement Shares by any method other than a method permitted by law and deemed to be an “at the market offering” under Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on The Nasdaq Global Market or on any other existing trading market for the Common Shares, or in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. Notwithstanding anything to the contrary set forth in this Agreement or a Placement Notice, the Company acknowledges and agrees that (i) there can be no assurance that Canaccord will be successful in selling any Placement Shares or as to the price at which any Placement Shares are sold, if at all, and (ii) Canaccord will incur no liability or obligation to the Company or any other person or entity if they do not sell Placement Shares for any reason other than a failure by Canaccord to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent such Placement Shares as provided under this Section 3. For the purposes hereof, “Trading Day” means any day on which The Nasdaq Global Market is open for trading.

4. Suspension of Sales.

(a)

The Company or Canaccord may, upon notice to the other party in writing, by telephone (confirmed immediately by verifiable facsimile transmission or e-mail) or by e-mail notice (or other method mutually agreed to in writing by the parties), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against Canaccord unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.

(b)

Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and Canaccord (provided Canaccord has been given prior written notice of such by the Company, which notice Canaccord agrees to treat confidentially) agree that no sale of Placement Shares will take place.

5. Settlement.

(a)

Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Business Day (or such earlier day as is agreed by the parties to be industry practice for regular-way trading) following the date on which such sales are made (each a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold (“Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) the commission or other compensation for such sales payable by the Company to Canaccord, as the case may be, pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Canaccord hereunder pursuant to Section 7(h) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)

Delivery of Shares. On each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Canaccord’s accounts or its designee’s account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, Canaccord will, on each Settlement Date, deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10 hereto, it will (i) hold Canaccord harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Canaccord any commission, discount, or other compensation to which it would otherwise have been entitled absent such default; provided, however, that without limiting Section 10 herein, the Company shall not be obligated to pay Canaccord any commission, discount or other compensation on any Placement Shares that it is not possible to settle due to: (i) a suspension or material limitation in trading in securities generally on The Nasdaq Global Market; or (ii) a material disruption in securities settlement or clearance services in the United States.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Canaccord that:

(a)

The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has filed or will file all reports, schedules, forms, statements and other documents required to be filed by it with the Commission (the “Commission Documents”) since the Company has been subject to the requirements of Section 12 of the Exchange Act, and all of such filings required to be filed within the last 12 months have been made on a timely basis. The Common Shares are currently listed on The Nasdaq Global Market under the trading symbol “TTOO”. The Company and the transactions contemplated hereby meet the requirements for use of Form S-3 under the Securities Act and the rules and regulations thereunder or the interpretations thereof by the Commission (“Rules and Regulations”), including but not limited to the transaction requirements for an offering made by the issuer set forth in General Instruction I.B.1 to Form S-3. The Company has prepared and will file with the Commission a registration statement on Form S-3 with respect to the Shares to be offered and sold by the Company pursuant to this Agreement. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Such registration statement(s), at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act, is herein called the “Registration Statement.” The Registration Statement, including the base prospectus contained therein (the “Base Prospectus”) was prepared by the Company in conformity with the requirements of the Securities Act and all applicable Rules and Regulations. One or more prospectus supplements relating to the Placement Shares (the “Prospectus Supplements,” and together with the Base Prospectus and any amendment thereto and all documents incorporated therein by reference, the “Prospectus”) have been or will be prepared by the Company in conformity with the requirements of the Securities Act and all applicable Rules and Regulations and have been or will be filed with the Commission in the manner and time frame required by the Securities Act and the Rules and Regulations. Any amendment or supplement to the Registration Statement or Prospectus required by this Agreement will be so prepared and filed by the Company and, as applicable, the Company will use commercially reasonable efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. No order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Copies of all filings made by the Company under the Securities Act and all Commission Documents that were filed with the Commission have either been delivered to Canaccord or made available to Canaccord on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”). Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement;

(b)

Each part of the Registration Statement, when such part became or becomes effective, at any deemed effective date pursuant to Rule 430B(f)(2) on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, and the Prospectus, on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, conformed or will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the Commission, and the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and with respect to any Shares, together with the public offering price of such Shares, the “Disclosure Package”) and at each Applicable Time and Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to the Agent Information (as defined below);

(c)

Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds of Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Canaccord in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Shares sold pursuant to this Agreement to exceed the Maximum Amount.

(d)

The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became effective under the Securities Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that this representation and warranty shall not apply to the Agent Information;

(e)

The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the

Rules and Regulations and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Canaccord expressly for use therein;

(f)

Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus Supplements any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus Supplements; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus Supplements, (i) there has not been any change in the capital stock or material change in the long-term debt of the Company or any of its subsidiaries (other than as a result of the exercise of any outstanding stock options or warrants, the award of stock options in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Prospectus Supplements, or the repurchase of shares of capital stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and the like following the date of this Agreement) in connection with any early exercise of stock options by option holders from employees terminating their service to the Company), (ii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) neither the Company nor any of its subsidiaries has declared or paid any dividends on its capital stock, or (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders’ equity (deficit) or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus Supplements;

(g)

The Company and its subsidiaries have good and marketable title to all tangible personal property owned by them, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus Supplements or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. The Company and its subsidiaries do not own any real property, and any real property and buildings held under lease by the Company and its subsidiaries are held under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution), except where the invalidity or unenforceability of any such lease would not materially interfere with the Company’s and its subsidiaries’ ability to conduct their business and except where the failure to have such leasehold title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(h)

The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, (ii) has power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus Supplements, and (iii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the cases of (ii) and (iii), where the failure to have such power to authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)

The Company has an authorized capitalization as set forth in the Prospectus Supplements and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Common Shares or the preferred stock of the Company, as applicable, contained in the Disclosure Package and Prospectus;

(j)

The Shares to be issued and sold by the Company to Canaccord have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in the Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive, rights of first refusal or similar rights pursuant to the General Corporation Law of the State of Delaware or the Company’s Certificate of Incorporation or Bylaws or any agreement or other instrument to which the Company is a party, except for such rights that have been complied with or effectively waived prior to the date hereof; and neither the stockholders of the Company, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the Placement Shares or other rights to purchase or receive any of the Placement Shares or any other securities or assets of the Company, and no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Securities Act, shares or other securities or assets of the Company upon the issuance or sale of the Placement Shares, in any such case that has not been previously waived;

(k)

The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Authority (as defined below), except, in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the registration under the Securities Act of the Shares, (ii) the approval by FINRA of the underwriting terms and arrangements, (iii) to the Company’s knowledge, the approval for listing the Shares on The Nasdaq Global Market, and (iv) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by Canaccord, except where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications would not impair, in any material respect, the ability of the Company to issue and sell the Shares or to consummate the transactions contemplated by this Agreement. For purpose of this Agreement, “Governmental Authority” shall mean (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal; (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing, in each case of clauses (i), (ii) and (iii) having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(l)

The Company is not in (A) violation of its Certificate of Incorporation, Bylaws or similar organizational documents or in violation of any other statute or order, rule or regulation of any Governmental Authority, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (B), such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m)

The statements set forth in the Prospectus Supplements and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Shares, are accurate and complete;

(n)

Other than as set forth in the Prospectus Supplements, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o)

The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)

At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(q)	BDO USA, LLP, which has certified certain financial statements of the Company, is an independent registered public accountant as required by the Securities Act and the Rules and Regulations;

(r)

The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s)

Since the date of the latest audited financial statements included in the Prospectus Supplements, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t)

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u)

Except as disclosed in the Prospectus Supplements, the Company owns its patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Prospectus Supplements (collectively, the “Enabling Intellectual Property”); the Company also has valid, binding and enforceable licenses to specific patents and patent applications necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Prospectus Supplements (“Licensed Intellectual Property”); to the knowledge of the Company, the patents, trademarks and copyrights held or licensed by the Company included within the Enabling Intellectual Property and Licensed Intellectual Property are valid, enforceable and subsisting; except as disclosed in the Prospectus Supplements, (i) the Company is not obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Enabling Intellectual Property or Licensed Intellectual Property, (ii) other than notices occasionally received in the ordinary course of business from third parties claiming infringement or inviting the party to take licenses under third-party patents, the Company has not received written notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products, processes or Enabling Intellectual Property, (iii) neither the commercial development nor sale of any of the products, proposed products or processes of the Company referred to in the Prospectus Supplements do, or will, to the knowledge of the Company, in the conduct of its business in the manner and to the extent described in the Prospectus Supplements, infringe any right or valid patent claim of any third party, except as would not reasonably be expected to have a Material Adverse Effect, (iv) none of the Enabling Intellectual Property or, to the knowledge of the Company, Licensed Intellectual Property has been adjudged invalid or unenforceable in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of such Enabling Intellectual Property or Licensed Intellectual Property, and (v) to the Company’s knowledge, no third party has any ownership right in or to any Enabling Intellectual Property, other than any co-owner of any patent constituting Enabling Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) and any co-owner of any patent application constituting Enabling Intellectual Property who is named in such patent application, and to the Company’s knowledge, no third party has any ownership right in or to any Licensed Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Licensed Intellectual Property;

(v)

All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications;

(w)

The clinical studies conducted by or, to the Company’s knowledge, on behalf of or sponsored by the Company were, and if still pending are being, conducted in all material respects in accordance with applicable local, state and federal laws, rules and regulations, including, but not limited to, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations, and the Company has operated and currently is in compliance in all respects with all applicable rules and regulations of the U.S. Food and Drug Administration, the United States Department of Health and Human Services, the Centers for Medicare and Medicaid Services or any other Governmental Authority, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as disclosed in the Prospectus Supplements, the Company has not received any notice from a Governmental Authority requiring the termination or suspension of any studies conducted by or, to the Company’s knowledge, on behalf of or sponsored by the Company;

(x)

The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly executed and delivered by the Company;

(y)

The financial statements, including the notes thereto, included in the Registration Statement, the Prospectus Supplements and the Prospectus fairly present in all material respects the financial position at the dates indicated therein and the cash flows and results of operations for the periods indicated therein of the Company; except as otherwise stated in the Registration Statement, the Prospectus Supplements and the Prospectus, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus Supplements and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(z)

There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(aa)

The Company has not sold or issued any Common Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(bb)

There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or Canaccord for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(cc)

Except as described in the Prospectus Supplements and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, except for such rights that have been effectively waived;

(dd)

None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ee)

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ff)

None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Company or its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as agent, advisor, investor or otherwise) of Sanctions;

(gg)

The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as agent, advisor, investor or otherwise);

(hh)

For the past five years, the Company has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(ii)

The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company other than as contemplated in this Agreement; provided, however, that the Company makes no such representation or warranty with respect to the actions of Canaccord or affiliate or agent of Canaccord acting on behalf of Canaccord;

(jj)

(A) The Company is not in violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any Governmental Authority, relating to the use, management, disposal or release of hazardous or toxic substances or wastes or relating to pollution or the protection of the environment or human health or relating to exposure to hazardous or toxic substances or wastes (collectively, “Environmental Laws”), which violation would reasonably be expected to result in a material liability of the Company, (B) the Company has not received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (C) the Company is not aware of any pending or threatened notice, claim, proceeding or investigation which might lead to material liability under Environmental Laws, (D) the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (E) the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(kk)

The Company has filed all material foreign, federal, state and local tax returns required to be filed by them through the date hereof or have duly requested extensions thereof, and have paid all taxes shown as due thereon except those which do not individually or in the aggregate, have a Material Adverse Effect, and all such tax returns are true and correct in all material respects; no deficiencies for taxes of the Company have been assessed by a tax authority and no deficiencies for taxes of the Company have, to the Company’s knowledge, been proposed by a tax authority;

(ll)

The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, commercially reasonable for the conduct of its business; the Company is in compliance with the terms of such policies and instruments, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(mm)

There are no relationships, direct or indirect, or related-party transactions involving the Company or any other person required to be described in the Registration Statement, Prospectus Supplements and the Prospectus which have not been described in such documents and the Disclosure Package as required;

(nn)

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no labor dispute with or disturbance by the employees of the Company exists or, to the Company’s knowledge, is threatened, and (ii) the Company has not received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors;

(oo)

The statistical and market-related data included in the Prospectus Supplements and the Prospectus are based on or derived from sources that the Company believes are reliable and accurate in all material respects;

(pp)

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company has any liability (each a “Plan”) is in compliance with all presently applicable statutes, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company has or reasonably expects to have any liability and (b) the Company has not incurred and does not reasonably expect to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(qq)

The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except where such inadequacy in, or failure to operate or perform, would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or as would not, individually or in the aggregate, have a Material Adverse Effect, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries or any of their properties or assets, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where such non-compliance or failure to protect would not, individually or in the aggregate, result in a Material Adverse Effect;

(rr)	The Company has no subsidiaries other than its wholly-owned subsidiary, T2 Biosystems Securities Corporation, unless otherwise disclosed in Exhibit 21 to the Company’s Annual Report on Form 10-K;

(ss)

The Company acknowledges and agrees that Canaccord has informed the Company that Canaccord may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for Canaccord’s own account and for the account of its clients at the same time as sales of Placement Shares occur pursuant to this Agreement.; and

(tt)

Neither the Company nor any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a FINRA member” or “associated person of a FINRA member” (within the meaning of Article I of the Bylaws of the FINRA). The Company meets the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6).

7. Covenants of the Company. The Company covenants and agrees with Canaccord that:

(a)

Registration Statement Amendments. After the date of this Agreement and during the period in which a prospectus relating to the Placement Shares is required to be delivered by Canaccord under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Securities Act), (i) the Company will notify Canaccord promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective (each, a “Registration Statement Amendment Date”) or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will file promptly all other material required to be filed by it with the Commission pursuant to Rule 433(d) under the Securities Act; (iii) the Company will prepare and file with the Commission, promptly upon Canaccord’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Canaccord’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Canaccord (provided, however, that the failure of Canaccord to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Canaccord’s right to rely on the representations and warranties made by the Company in this Agreement); and (iv) the Company will submit to Canaccord a copy of any amendment or supplement to the Registration Statement or Prospectus a reasonable period of time before the filing thereof and will afford Canaccord a reasonable opportunity to comment on any such proposed filing prior to such proposed filing; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed. Following the expiration of the Company’s registration statement on Form S-3 registering the Placement Shares, the Company agrees to use its reasonable efforts to prepare and file a new registration statement on Form S-3 (the “New Registration Statement”).

(b)

Notice of Commission Stop Orders. The Company will advise Canaccord, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or, to the extent the Company has actual knowledge thereof, threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Placement Shares by Canaccord, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(c)

Delivery of Prospectus; Subsequent Changes. Within the time during which a prospectus relating to the Placement Shares is required to be delivered by Canaccord under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, and will file on or before their respective due dates all reports required to be filed by it with the Commission pursuant to Sections 13(a), 13(c), 15(d), if applicable, or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will immediately notify Canaccord to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)

The Nasdaq Global Market Filings. In connection with the offering and sale of the Placement Shares, the Company will file with The Nasdaq Global Market all documents and notices, and make all certifications, required by The Nasdaq Global Market of companies that have securities that are listed on The Nasdaq Global Market.

(e)

Listing of Placement Shares. The Company will use commercially reasonable efforts to cause the Placement Shares to be listed on The Nasdaq Global Market and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Canaccord designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(f)

Delivery of Registration Statement and Prospectus. The Company will furnish to Canaccord and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Canaccord may from time to time reasonably request and, at Canaccord’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of Placement Shares may be made.

(g)

Earnings Statement. The Company will make generally available to its security holders as soon as reasonably practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(h)	Expenses.

(i)

The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto and each Issuer Free Writing Prospectus (as defined in Section 8 of this Agreement), (ii) the preparation, issuance and delivery of the Placement Shares, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(e) of this Agreement, including filing fees in connection therewith, (v) the printing and delivery to Canaccord of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on The Nasdaq Global Market, and (vii) any filing fees related to the Commission and FINRA.

(ii)

Notwithstanding the foregoing, the Company shall reimburse Canaccord for all of its reasonable and documented expenses, (i) up to a maximum reimbursement of $50,000, arising out of this Agreement, including with respect to an Representation Date (including travel and related expenses, the costs of document preparation, production and distribution, third party research and database services and the reasonable and documented fees and disbursements of counsel to Canaccord) within ten (10) days of the presentation by Canaccord to the Company of a reasonably detailed statement therefor and (ii) up to a maximum of $10,000 in connection with each Representation Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 4(o).

(i)	Use of Proceeds. The Company will use the net proceeds as described in the Prospectus.

(j)

Other Sales. Without the prior written consent of Canaccord (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will not (A) directly or indirectly, offer to sell, sell, announce the intention to sell, contract to sell, pledge, lend, grant or sell any option, right or warrant to sell or any contract to purchase, purchase any contract or option to sell or otherwise transfer or dispose of any Common Shares (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares or file any registration statement under the Securities Act with respect to any of the foregoing (other than a registration statement on Form S-8), or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, during the period beginning on the fifth (5th) Business Day immediately prior to the date on which any Placement Notice is delivered by the Company hereunder and ending on the fifth (5th) Business Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice. The foregoing sentence shall not apply to (i) Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options, restricted share awards, restricted share unit awards, Common Shares issuable upon vesting of restricted share unit awards, or other equity awards or Common Shares issuable upon exercise or vesting of equity awards, pursuant to any employee or director (x) equity award or benefits plan or otherwise approved by the Company’s Board of Directors, (y) share ownership or share purchase plan or (z) dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented and (ii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

(k)

Change of Circumstances. The Company will, at any time a Placement Notice is outstanding, advise Canaccord immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to Canaccord in connection with such Placement Notice; and without the prior written consent of Canaccord (which consent shall not be unreasonably withheld), the Company will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the later of the termination of this Agreement and the tenth (10th) day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be applicable to the Company’s issuance or sale of (i) Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options, restricted share awards, restricted share unit awards, Common Shares issuable upon vesting of restricted share unit awards, or other equity awards or Common Shares issuable upon exercise or vesting of equity awards, pursuant to any employee or director (x) equity award or benefits plan or otherwise approved by the Company’s Board of Directors, (y) share ownership or share purchase plan or (z) dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, and (ii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

(l)

Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Canaccord or its agents, including, without limitation, providing information and making available documents and the Company’s senior corporate officers, as Canaccord may reasonably request; provided, however, that the Company shall be required to make available senior corporate officers only (i) by telephone or at the Company’s principal offices and (ii) during the Company’s ordinary business hours.

(m)

Affirmation of Representations, Warranties, Covenants and Other Agreements. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder), and at each Applicable Time, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.

(n)

Required Filings Relating to Placement of Placement Shares. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Placement Shares were made by Canaccord under this Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Canaccord under this Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to Canaccord with respect to sales of Placement Shares pursuant to this Agreement.

(o)

Representation Dates; Certificate. During the term of this Agreement, on or prior to the date of the first Placement Notice given hereunder, promptly upon each request of Canaccord, and, following the first Placement Notice, each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information that is material to the Company (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish Canaccord (but in the case of clause (iv) above only if Canaccord reasonably determines that the financial information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit A. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date following the delivery of such Placement Notice; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.

Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Canaccord with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Canaccord sells any Placement Shares, the Company shall provide Canaccord with a certificate, in the form attached hereto as Exhibit A, dated the date of the Placement Notice.

(p)

Legal Opinions. On or prior to the date of the first Placement Notice and as promptly as reasonably practicable following each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Company will furnish or cause to be furnished to Canaccord the written opinion letter and negative assurance of Latham & Watkins LLP, counsel to the Company, dated the date the opinion or letter is required to be delivered, as the case may be, in a form and substance reasonably satisfactory to Canaccord and its counsel, or, in lieu of such opinion and negative assurance, counsel last furnishing such opinion and negative assurance to Canaccord shall furnish Canaccord with a letter substantially to the effect that Canaccord may rely on such last opinion and negative assurance to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and negative assurance shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(q)

Comfort Letters. On or prior to the date of the first Placement Notice and as promptly as reasonably practicable following each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Company shall cause BDO USA, LLP to furnish Canaccord a letter dated the date of this Agreement or the date of such commencement or recommencement or the date of such Representation Date (but in the case of clauses (i) and (iv) of Section 7(o) above, only if Canaccord reasonably determines that the information contained in such filings with the Commission contains a material change in the financial disclosure of the Company), as the case may be (the “Comfort Letters”), in form and substance satisfactory to Canaccord, (i) confirming that they are registered independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of the firm with respect to the financial information and other matters included in or incorporated by reference in the Registration Statement as ordinarily covered by accountants’ “comfort letters” to the underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letters.

(r)

Market Activities. The Company will not, directly or indirectly (without giving effect to the activities of Canaccord), (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than Canaccord.

(s)

Insurance. The Company shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(t)

Compliance with Laws. The Company shall comply with all applicable federal, state and local or foreign law, rule, regulation, ordinance, order or decree, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect. Furthermore, the Company shall maintain, or cause to be maintained, all material environmental permits, licenses and other material authorizations required by federal, state and local law in order to conduct its businesses as described in the Prospectus, and the Company shall conduct its businesses, or cause its businesses to be conducted, in substantial compliance with such material permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to have a Material Adverse Effect.

(u)

Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(v)

Securities Act and Exchange Act. The Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(w)

No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and Canaccord in its capacity as principal or agent hereunder, neither Canaccord nor the Company (including its agents and representatives, other than Canaccord in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed by it with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Common Shares hereunder.

(x)	Sarbanes-Oxley Act. The Company will use its commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(y)

Consent to Canaccord Trading. The Company consents to Canaccord trading in the Common Shares of the Company for Canaccord’s own account and for the account of its clients at the same time as sales of Placement Shares occur pursuant to this Agreement.

(z)

Actively Traded Security. If, at the time of execution of this Agreement, the Company’s Common Shares is not an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule, the Company shall notify Canaccord at the time the Common Shares become an “actively traded security” under such rule. Furthermore, the Company shall notify Canaccord immediately if the Common Shares, having once qualified for such exemption, cease to so qualify.

8. Additional Representations and Covenants of the Company.

(a)	Issuer Free Writing Prospectuses.

(i)

The Company represents that it has not made, and covenants that, unless it obtains the prior written consent of Canaccord, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus required to be filed by it with the Commission or retained by the Company under Rule 433 of the Securities Act; except as set forth in a Placement Notice, no use of any Issuer Free Writing Prospectus has been consented to by Canaccord. The Company agrees that it will comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(ii)

The Company agrees that no Issuer Free Writing Prospectus, if any, will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus. In addition, no Issuer Free Writing Prospectus, if any, will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by Canaccord intended for use therein.

(iii)

The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus or would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to Canaccord and, if requested by Canaccord, will prepare and furnish without charge to Canaccord an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by Canaccord intended for use therein.

(b)

Non-Issuer Free Writing Prospectus. The Company consents to the use by Canaccord of a free writing prospectus that (a) is not an “Issuer Free Writing Prospectus” as defined in Rule 433 under the Securities Act, and (b) contains only information describing the preliminary terms of the Shares or their offering, or information permitted under Rule 134 under the Securities Act; provided that Canaccord covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of Canaccord that otherwise would not be required to be filed by the Company thereunder, but for the action of Canaccord and the Company shall have consented to the form and substance of such free writing prospectus prior to its use by Canaccord.

(c)

Distribution of Offering Materials. The Company has not distributed and will not distribute, during the term of this Agreement, any offering materials in connection with the offering and sale of the Placement Shares other than the Registration Statement, Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by Canaccord and included in a Placement Notice (as described in clause (a)(i) above).

9. Conditions to Canaccord’s Obligations. The obligations of Canaccord hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein and in the applicable Placement Notices, to the due performance by the Company of its obligations hereunder, to the completion by Canaccord of a due diligence review satisfactory to Canaccord in its reasonable judgment, and to the continuing satisfaction (or waiver by Canaccord in its sole discretion) of the following additional conditions:

(a)

Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by Canaccord and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b)

No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state or foreign or other governmental, administrative or self-regulatory authority during the period of effectiveness of the Registration Statement, the response to which might reasonably require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state or foreign or other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c)

No Misstatement or Material Omission. Canaccord shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Canaccord’s opinion is material, or omits to state a fact that in Canaccord’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)

Material Changes. Except as contemplated and appropriately disclosed in the Prospectus, or disclosed in the Company’s reports filed with the Commission, in each case at the time the applicable Placement Notice is delivered, there shall not have been any material change, on a consolidated basis, in the authorized capital shares of the Company, or any Material Adverse Effect, or any development that may reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities, the effect of which, in the sole judgment of Canaccord (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)

Certificate. Canaccord shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(f)

Legal Opinions. Canaccord shall have received the opinion and letter of counsel to the Company required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such opinion and letter are required pursuant to Section 7(p). In addition, Canaccord shall have received a negative assurance letter of Cooley LLP, counsel to Canaccord, on such dates and with respect to such matters as Canaccord may reasonably request.

(g)

Comfort Letters. Canaccord shall have received the Comfort Letters required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such letters are required pursuant to Section 7(q).

(h)

Approval for Listing; No Suspension. The Placement Shares shall have either been (i) approved for listing, subject to notice of issuance, on The Nasdaq Global Market, or (ii) the Company shall have filed an application for listing of the Placement Shares on The Nasdaq Global Market at or prior to the issuance of the Placement Notice and Nasdaq shall not have raised any objection thereto. Trading in the Common Shares shall not have been suspended on The Nasdaq Global Market.

(i)

Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), the Company shall have furnished to Canaccord such appropriate further information, certificates, opinions and documents as Canaccord may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish Canaccord with such conformed copies of such opinions, certificates, letters and other documents as Canaccord shall reasonably request.

(j)

Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k)	No Termination Event. There shall not have occurred any event that would permit Canaccord to terminate this Agreement pursuant to Section 12(a).

10. Indemnification and Contribution.

(a)

Company Indemnification. The Company will indemnify and hold harmless Canaccord and each person, if any, who controls Canaccord against any losses, claims, damages or liabilities, joint or several, to which Canaccord or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, the Prospectus, or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, or the Prospectus, a material fact required to be stated in it or necessary to make the statements in it not misleading, and will reimburse Canaccord for any reasonable and documented legal expenses of counsel for Canaccord and one set of local counsel in each applicable jurisdiction for Canaccord, and for other expenses reasonably incurred by Canaccord in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or the Disclosure Package, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by and through Canaccord expressly for use therein, it being understood and agreed that the only such information furnished by Canaccord to the Company consists of the information set forth in the eighth and ninth paragraphs under the caption “Plan of Distribution” in the Prospectus (herein referred to as the “Agent Information”).

(b)

Canaccord Indemnification. Canaccord will indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any non-Issuer Free Writing Prospectus used pursuant to Section 8(b), or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the

Prospectus or any supplement thereto, the Issuer Free Writing Prospectus or any non-Issuer Free Writing Prospectus, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package, any Issuer Free Writing Prospectus, or any non-Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by and through Canaccord expressly for use therein, it being understood and agreed that the only such information furnished by Canaccord to the Company consists of the Agent Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Procedure. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, promptly notify such indemnifying party in writing of the institution of such action and such indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. (The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable to the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action or claim affected without its written consent, which consent shall not be unreasonably withheld.

(d)

Contribution. If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Canaccord on the other from the offering of the Placement Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Canaccord on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Canaccord on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts, commissions and other fees received by Canaccord. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Canaccord on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Canaccord agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Canaccord shall not be required to contribute any amount in excess of the amount by which the total price at which the Placement Shares distributed to the public by it were offered to the public exceeds the amount of any damages which Canaccord has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)

Obligations. The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Canaccord within the meaning of the Securities Act; and the obligations of Canaccord under this Section 10 shall be in addition to any liability which Canaccord may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

11. Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Canaccord, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a)

Canaccord shall have the right to terminate this Agreement at any time by giving notice as hereinafter specified if (i) any Material Adverse Effect has occurred, or any development that is reasonably expected to cause a Material Adverse Effect has occurred or any other event has occurred which, in the sole judgment of Canaccord, may materially impair Canaccord’s ability to proceed with the offering to sell the Shares, (ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any material agreement on its part to be performed hereunder, (iii) any other condition of Canaccord’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Common Shares of the Company on The Nasdaq Global Market shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h) (Expenses), Section 10 (Indemnification), Section 11 (Survival of Representations), Section 12(f) (Termination), Section 17 (Applicable Law; Consent to Jurisdiction) and Section 18 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Canaccord elects to terminate this Agreement as provided in this Section 12(a), Canaccord shall provide the required notice as specified in Section 13 (Notices).

(b)

The Company shall have the right to terminate this Agreement in its sole discretion at any time by giving ten (10) days’ notice as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c)

In addition to, and without limiting Canaccord’s rights under Section 12(a), Canaccord shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement by giving ten (10) days’ notice as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d)

This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), 12(b) or 12(c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 10, Section 11, Section 12(f), Section 17 and Section 18 shall remain in full force and effect.

(e)

Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by Canaccord or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f)

In the event that the Company terminates this Agreement, as permitted under Section 12(b), the Company shall be under no continuing obligation pursuant to this Agreement to utilize the services of Canaccord in connection with any sale of securities of the Company or to pay any compensation to Canaccord other than compensation with respect to sales of Placement Shares subscribed on or before the termination date and the Company shall be free to engage other placement agents and underwriters from and after the termination date with no continuing obligation to Canaccord.

13. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to Canaccord, shall be delivered to:

Canaccord Genuity LLC

99 High Street, Suite 1200

Boston, Massachusetts 02110

Attention: ECM, General Counsel

E-mail: [****]

With a copy to:

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention: Daniel I. Goldberg

Email: [****]

or if sent to the Company, shall be delivered to:

T2 Biosystems, Inc.

101 Hartwell Ave.

Lexington, MA 02421

Attention: Chief Executive Officer

Email: [****]

With a copy to:

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Johan V. Brigham

Email: [****]

Each party to this Agreement may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), and (iv) if sent by email, on the Business Day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply. For purposes of this Agreement, “Business Day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Canaccord and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof. References to any of either of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, provided, however, that Canaccord may assign its rights and obligations hereunder to an affiliate of Canaccord without obtaining the Company’s consent.

15. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

16. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Canaccord. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

17. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

18. Waiver of Jury Trial. The Company and Canaccord hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

19. Absence of Fiduciary Duties. The parties acknowledge that they are sophisticated in business and financial matters and that each of them is solely responsible for making its own independent investigation and analysis of the transactions contemplated by this Agreement. They further acknowledge that Canaccord has not been engaged by the Company to provide, and has not provided, financial advisory services in connection with the terms of the offering and sale of the Shares nor has Canaccord assumed at any time a fiduciary relationship to the Company in connection with such offering and sale. The parties also acknowledge that the provisions of this Agreement fairly allocate the risks of the transactions contemplated hereby among them in light of their respective knowledge of the Company and their respective abilities to investigate its affairs and business in order to assure that full and adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto). The Company hereby waives, to the fullest extent permitted by law, any claims it may have against Canaccord for breach of fiduciary duty or alleged breach of fiduciary duty and agrees Canaccord shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of Company.

20. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 10 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares shall be deemed to be a successor merely by reason of such purchase.

21. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent to or approval of any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

22. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

[Remainder of page intentionally left blank.]

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Agreement in the space provided below.

Very truly yours,

T2 BIOSYSTEMS, INC.

By:	/s/ John M. Sprague
Name:	John M. Sprague
Title:	CFO

ACCEPTED as of the date first-above written:

CANACCORD GENUITY LLC

By:	/s/ Jennifer Pardi
Name:	Jennifer Pardi
Title:	Managing Director

[Signature page to Equity Distribution Agreement]

SCHEDULE 1

The Authorized Representatives of the Company are as follows:

Name and Office / Title	E-mail Address	Telephone Numbers	Fax Number
John Sperzel President & CEO	[****]	Office: [****] Cell: [****]	N/A
John Sprague Chief Financial Officer	[****]	Office: [****] Cell: [****]	N/A
Michael Gibbs General Counsel	[****]	Office: [****] Cell: [****]	N/A

The Authorized Representatives of Canaccord are as follows:
Name and Office / Title	E-mail Address	Telephone Numbers	Fax Number
Jennifer Pardi Global Head of Equity Capital Markets	[****] AND [****]	Office: [****] Cell: [****]	N/A